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                                                                    EXHIBIT 10.3

                          CONSENT AND RELEASE AGREEMENT

        This Consent and Release Agreement (this "Agreement") is entered into this 29th day of March, 2000, by and among Citizens Telecommunications Company, Inc., a Delaware corporation ("Citizens"), Sonus Communication Holdings, Inc., a Delaware corporation ("Sonus"), EOT Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Sonus ("New EOT"), Empire One Telecommunications, Inc., a New York corporation ("Old EOT"), W. Todd Coffin ("Coffin"), and John K. Friedman ("Friedman").

        WHEREAS, on April 4, 1997, Old EOT entered into a Collateral Note (the "Old Note") and Security Agreement (the "Old Security Agreement") with Citizens;

        WHEREAS, Friedman, Paul A. Butler ("Butler") and Bradley D. Lewis ("Lewis" and, together with Butler, the "EOT Principals"), entered into a Personal Guaranty (the "Old Guaranty") and Stock Pledge Agreement (the "Old Stock Pledge") dated April 4, 1997 (the Old Note, Old Security Agreement, Old Guaranty and Old Stock Pledge, together with any other ancillary and/or predecessor documents, are sometimes collectively referred to herein as the Old Loan Documents);

        WHEREAS, Old EOT entered into a merger agreement (the "Merger Agreement") with Sonus dated November 15, 1999, pursuant to which Old EOT proposes to merge with and into New EOT;

        WHEREAS, in consideration for the consent and approval granted herein and as part of the transactions contemplated hereby, the Old Loan Documents, including but not limited to the Old Note, will be terminated and deemed satisfied and Sonus and New EOT will enter into the New Loan Documents (as defined below) including but not limited to the New Note (as defined below) with Citizens with new collateral to be substituted for the collateral given to secure the Old Note.

        WHEREAS, New EOT will be the surviving corporation following the merger and, as part of the merger, may change its name to "Empire One
Telecommunications, Inc."; and

        WHEREAS, the Old Loan Documents require the consent of Citizens to consummate the transactions contemplated by the Merger Agreement;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto agree as follows:

1. Citizens hereby provides its consent to and approval of the consummation of the transactions contemplated by the Merger Agreement and the ancillary documents to be entered into in connection therewith, including but not limited to the consummation of the merger of Old EOT with and into New EOT, with New EOT to be the surviving

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        corporation following the merger, and waives any and all defaults, violations, conflicts and other breaches, if any, of the Old Loan Documents in connection therewith.

2. As soon as practicable following receipt by Sonus of proof of filing and acceptance of the Articles of Merger to be filed with the State of New York and the Certificate of Merger to be filed with the State of Delaware pursuant to the Merger Agreement (i) Sonus, New EOT and Citizens shall execute and deliver to one another that certain Collateral Note attached hereto as Exhibit A (the "New Note") and Security Agreement attached hereto as Exhibit B (the "New Security Agreement"); and (ii) Coffin, Friedman and Citizens shall execute and deliver to one another that certain Personal Guaranty attached hereto as Exhibit C (the "New Guaranty") and Stock Pledge Agreement attached hereto as Exhibit D (the "New Stock Pledge" and, together with the New Note, New Security Agreement and New Guaranty, collectively, the "New Loan Documents").

3. Upon the execution and delivery of the New Loan Documents as described in Section 2 hereof (i) each of the Old Loan Documents, together with any and all other documents, agreements (oral or written), notes, guarantees or other writings evidencing or purporting to evidence any obligations of Old EOT or any of the EOT Principals (or any of their respective successors, affiliates or assigns), including but not limited to the Old Guaranty, shall immediately terminate and thereafter become null and void, and all obligations and liabilities thereunder shall be fully and unconditionally released and deemed satisfied in full, it being understood that Citizens' rights with respect to the parties hereto shall thereafter be pursuant to the New Loan Documents only; (ii) Citizens shall release from escrow or cause to be released from escrow any and all Old EOT shares held pursuant to the Old Stock Pledge Agreement, and cause the same to be delivered to Cecil E. Martin, III, Esquire, on or prior to the closing date of the transactions contemplated by the Merger Agreement, to be held in escrow by Mr. Martin until the New Loan Documents have been executed and delivered to Citizens; and (iii) Citizens shall file a UCC-3 to terminate the financing statement bearing number 972562 94 and listing Citizens Telecommunications Company as secured party and Empire One Telecommunications, Inc. as Debtor, and take all such further action as may be necessary to terminate its security interest in, and any and all other rights to or financing statements filed covering, any assets or other collateral in each jurisdiction (other than "now owned and hereafter acquired accounts, including, but not limited to, accounts receivable and contract rights, client base list, chattel paper, documents and instruments and the right to receive payment under them" of New EOT and/or Sonus); and (iv) Sonus and New EOT shall execute and deliver to Citizens a UCC-1 financing statement covering Sonus' and New EOT's "now owned and hereafter acquired accounts, including, but not limited to, accounts receivable and contract rights, client base list, chattel paper, documents and instruments and the right to receive payment under them".

4. Each party hereto shall take such further action including but not limited to the execution of such further documents, releases, consents and other agreements as may be reasonably requested by the other party or parties to evidence the effect and effectuate the intent of this Agreement.
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5.      All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or delivered by a nationally recognized overnight courier service prepaid, to the parties at the following addresses or facsimile numbers:

               (a) If to Sonus or EOT Acquisition, to:

                               Sonus Communication Holdings, Inc.
                               1600 Wilson Boulevard, Suite 1008
                               Arlington, Virginia 22209
                               Attention: Richard D. Rose
                               Telecopier: 703-527-8865

                          with a copy to:

                               Cecil E. Martin, III, Esquire
                               McGuire, Woods, Battle & Boothe LLP
                               7 St. Paul Street, Suite 1000
                               Baltimore, Maryland 21202
                               Telecopier: 410-659-4535

               (b) If to the EOT Principals, to:

                               Empire One Telecommunications, Inc.
                               254 West 31st Street
                               New York, New York 10001
                               Attention:  John K. Friedman
                               Telecopier:  212-904-1032

                          with a copy to:

                               David E. Bronston, Esquire
                               Wolf, Block, Schorr and Solis-Cohen LLP
                               250 Park Avenue
                               New York, New York 10177
                               Telecopier:  212-986-0604

               (c) If to Citizens, to:

                               Richard Tettelbaum, Esquire
                               Citizens Communications
                               1400 16th Street, NW
                               Washington, DC 20036
                               Telecopier: 202-483-9277

                      with a copy to:

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                           Suzann Duffy
                           Citizens Communication
                           3 High Ridge Park
                           Stamford, CT 06905
                           Telecopier: 203-614-6633

        All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided for in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

6. This Agreement and the Exhibits hereto supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each of the parties hereto.

7. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term.

8. Neither this Agreement nor any right, interest or obligation hereunder may be voluntarily assigned by any party hereto without the prior written consent of the other parties hereto, and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

9. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically

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        as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

10. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

11. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

12. Butler and Lewis shall be deemed to be third-party beneficiaries of this Agreement and shall be entitled to the benefit of and to enforce their rights hereunder to the same extent as if they had been made a party hereto.


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        IN WITNESS WHEREOF, the parties have executed this Consent and Release
Agreement by their duly authorized representatives on the date first set forth above:

                                    CITIZENS TELECOMMUNICATIONS CO., INC.


                                    By: /s/ Charles J. Weiss
                                       -----------------------------------------
                                    Name:  Charles J. Weiss
                                    Title: Secretary


                                    EOT ACQUISITION CORP.


                                    By: /s/ W. Todd Coffin
                                       -----------------------------------------
                                    Name:  W. Todd Coffin
                                    Title: President and Chief Executive Officer


                                    SONUS COMMUNICATION HOLDINGS, INC.


                                    By: /s/ W. Todd Coffin
                                       -----------------------------------------
                                    Name:  W. Todd Coffin
                                    Title: President and Chief Executive Officer


                                    EMPIRE ONE TELECOMMUNICATIONS, INC.


                                    By: /s/ John K. Friedman
                                       -----------------------------------------
                                    Name:  John K. Friedman
                                    Title: Chief Executive Officer

                                    /s/ John K. Friedman
                                    --------------------------------------------
                                    John K. Friedman